Exhibit 99.3

ARMFIELD, HARRISON & THOMAS, INC.
Financial Statements
December 31, 2019

ARMFIELD, HARRISON & THOMAS, INC.

Independent Auditors’ Report
To the Stockholders of
Armfield Harrison & Thomas, Inc.
We have audited the accompanying financial statements of Armfield, Harrison & Thomas, Inc. (the “Company”), which comprise the balance sheet as of December 31, 2019, and related statements of income, stockholders’ equity, and cash flows for the year then ended, and the related notes to the financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”); this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditors’ Responsibility
Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and the results of its operations and its cash flows for the year then ended in accordance with U.S. GAAP.
/s/ Dixon Hughes Goodman LLP

Tampa, Florida
December 7, 2020
DHG is registered in the U.S. Patent and Trademark Office to Dixon Hughes Goodman LLP.

ARMFIELD, HARRISON & THOMAS, INC.
Balance Sheet

December 31, 2019
(in thousands, except share data)
Assets
Current assets:
Cash and cash equivalents	$6,971
Restricted cash	6,443
Premiums, commissions and fees receivable, net	21,645
Prepaid expenses and other current assets	383
Total current assets	35,442
Property and equipment, net	1,850
Deferred commission expense	973
Other assets	219
Intangible assets, net	1,057
Goodwill	1,005
Total assets	$40,546

Liabilities and Stockholders' Equity
Current liabilities:
Premiums payable to insurance companies	$15,918
Producer commissions payable	3,080
Accrued expenses and other current liabilities	6,021
Deferred income	1,453
Current portion of long-term debt	446
Current portion of contingent earnout payable	143
Total current liabilities	27,061
Contingent earnout payable	147
Long-term debt, less current portion	902
Deferred tax liability	1,216
Deferred employee compensation	282
Total liabilities	29,608

Commitments and contingencies (Note 15)

Stockholders' Equity:
Common stock, $.01 par value authorized 2,000,000 shares; 747,797 shares issued and outstanding	7
Additional paid-in capital	4,579
Retained earnings	7,049
Notes receivable from stockholders	(697)
Total stockholders' equity	10,938
Total liabilities and stockholders' equity	$40,546

See accompanying Notes to Financial Statements.

ARMFIELD, HARRISON & THOMAS, INC.
Statement of Operations

For the Year Ended December 31, 2019
(in thousands)
Revenues:
Commissions and fees	$49,269

Operating expenses:
Commissions, employee compensation and benefits	40,481
Other operating expenses	8,337
Depreciation expense	406
Amortization expense	259
Total operating expenses	49,483

Operating (loss)	(214)

Other income (expense)
Interest expense	(97)
Other income	121
Total other income	24

Loss before income taxes	(190)
Provision for income taxes	132
Net loss	$(322)

See accompanying Notes to Financial Statements.

ARMFIELD, HARRISON & THOMAS, INC.
Statement of Stockholders' Equity

	Common Stock		Additional Paid in Capital	Retained Earnings	Notes Receivable from Stockholders	Total Stockholders' Equity
(in thousands, except share data)	Shares	Amount
Balance at December 31, 2018	747,797	$7	$4,579	$7,371	$(877)	$11,080
Terminated participant shares released by ESOP	—	—	(200)	—	—	(200)
Sale of common stock	—	—	200	—	(160)	40
Collection of stockholder notes receivable	—	—	—	—	340	340
Net loss	—	—	—	(322)	—	(322)
Balance at December 31, 2019	747,797	$7	$4,579	$7,049	$(697)	$10,938

See accompanying Notes to Financial Statements.

ARMFIELD, HARRISON & THOMAS, INC.
Statement of Cash Flows

For the Year Ended December 31, 2019
(in thousands)
Cash flows from operating activities:
Net loss	$(322)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	665
Release of shares from ESOP	(200)
Loss on disposal of property and equipment	58
Changes in operating assets:
Premiums, commissions and fees receivable, net	(1,752)
Prepaid expenses and other assets	278
Accounts payable, accrued expenses and other current liabilities	2,152
Deferred employee compensation	26
Deferred tax liability	(489)
Net cash provided by operating activities	416

Cash flows from investing activities:
Capital expenditures	(422)
Cash consideration paid for business combination, net of cash acquired	(83)
Net cash used in investing activities	(505)

Cash flows from financing activities:
Contingent earnout payment	(86)
Payments on long-term debt	(467)
Proceeds received from collection of notes receivable from stockholders	340
Proceeds from the issuance of common stock	40
Net cash used in financing activities	(173)

Net decrease in cash and cash equivalents	(262)
Cash and cash equivalents and restricted cash at beginning of year	13,676
Cash and cash equivalents and restricted cash at end of year	$13,414

Disclosure of non-cash investing and financing activities:

Supplemental schedule of cash flow information:
Interest paid	$97
Taxes paid	111
Disclosure of non-cash investing and financing activities:
Sale of common stock through issuance of note receivable	$160
Property additions included in accrued expenses	74

See accompanying Notes to Financial Statements.

Notes to Financial Statements

1. Business and Basis of Presentation
Armfield, Harrison and Thomas, Inc. (the “Company”) is in the business of insurance sales to businesses and individuals. The Company is headquartered in Leesburg, VA, with offices also in Seattle, WA, Chicago, IL, Washington, DC, New York, NY, Boston, MA, San Francisco, CA and Forty Fort, PA.
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (“GAAP”).
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates underlying the accompanying consolidated financial statements include the application of guidance for revenue recognition, including determination of allowances for estimated policy cancellations, and the determination of the fair value for the purpose of applying Accounting Standards Codification (“ASC”) Business Combinations (Topic 805).
Recent Accounting Pronouncements
In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). The guidance in ASU 2016-02 supersedes the lease recognition requirements in ASC Topic 840, Leases. ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases, along with additional qualitative and quantitative disclosures. The FASB has subsequently issued several additional ASUs related to leases, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-02 and extended the adoption date for nonpublic business entities. This guidance is effective for the fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Statements (“ASU 2016-13”), which amends the guidance for recognizing credit losses on financial instruments measured at amortized cost. ASU 2016-13 replaces the incurred loss impairment methodology in current GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The FASB has subsequently issued several additional ASUs related to credit losses, which improved upon, and provided transition relief for, the guidance issued in ASU 2016-13 and extended the adoption date for nonpublic business entities. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2022, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its consolidated financial statements.

Notes to Financial Statements

In January 2017, the FASB issues ASU No. 2017-01, Business Combinations (Topic 805) - Clarifying the Definition of a Business ("ASU 2017-01"). ASU 2017-01 changes the definition of a business to assist entities with evaluating when a set of transferred assets and activities is a business. Under the new guidance, an entity first determines whether substantially all the fair value of the gross assets acquired is concentrated in a single identifiable asset or a group of similar identifiable assets. If this threshold is met, the set is not a business. If it is not met, the entity then evaluates whether the set meets the requirements that a business include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs. ASU 2017-01 defines an output as "the result of an inputs and process applied to those inputs that provide goods or services to customers, investment income such as dividends or interest), or other revenues." The Company adopted ASU 2017-01 effective during 2017 and applied it prospectively to transactions in 2017, 2018 and 2019. The adoption of ASU 2017-01 resulted in certain transactions being accounted for as asset acquisitions rather than business combinations during the year ended December 31, 2019. Refer to Note 3 for additional information on the impact of adopting ASU 2017-01.
In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment (“ASU 2017-04”), which amends the guidance on goodwill. Under ASU 2017-04, goodwill impairment is measured as the amount by which a reporting unit’s carrying value exceeds its fair value, while not exceeding the carrying value of goodwill. ASU 2017-04 eliminates existing guidance that requires an entity to determine goodwill impairment by calculating the implied fair value of goodwill by hypothetically assigning the fair value of a reporting unit to all its assets and liabilities as if that reporting unit had been acquired in a business combination. The guidance is effective for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company is currently evaluating the full effect that the adoption of this standard will have on its consolidated financial statements.
2. Significant Accounting Policies
Revenue Recognition
The Company recognizes revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“Topic 606”).
The Company earns commission revenue by facilitating the arrangement between insurance carriers and individuals or businesses by providing insurance placement services to insureds with insurance carriers. Commission revenues are usually a percentage of the premium paid by clients and generally depend upon the type of insurance, the insurance carrier and the nature of the services provided. The Company controls the fulfillment of the performance obligation and its relationship with its insurance carriers and the outside agents. Commissions are earned at a point in time upon the effective date of bound insurance coverage as no performance obligation exists after coverage is bound.
For agency bill commission, the Company acts as an agent on behalf of the insured party for the term of the insurance policy, which is typically one year. The insured party pays the Company the full policy premium. The Company retains its commission and remits the remaining amount to the insurance carrier.
Commission revenue is recorded net of allowances for estimated policy cancellations, which are determined based on an evaluation of historical and current cancellation data.

Notes to Financial Statements

The Company may receive a profit-sharing commission from an insurance carrier, which is based primarily on underwriting results, but may also contain considerations for volume, growth, loss performance, or retention. Profit-sharing commissions represent a form of variable consideration, which includes additional commissions over base commissions received from insurance carriers. Profit-sharing commissions associated with relatively predictable measures are estimated with a constraint applied and recognized at a point in time. The profit-sharing commissions are recorded as the underlying policies that contribute to the achievement of the metric are placed with any adjustments recognized when payments are received or as additional information that affects the estimate becomes available. Profit-sharing commissions associated with loss performance are uncertain, and therefore, are subject to significant reversal through catastrophic loss season and as loss data remains subject to material change. The constraint is relieved when management estimates revenue that is not subject to significant reversal, which often coincides with the earlier of written notice from the insurance carrier that the target has been achieved, or cash collection. Year-end amounts incorporate estimates based on confirmation from insurance carriers after calculation of potential loss ratios that are impacted by catastrophic losses. The financial statements include estimates based on constraints and incorporates information received from insurance carriers, and where still subject to significant changes in estimates due to loss ratios and external factors that are outside of the Company’s control, a full constraint is applied.
Service fee revenue is earned by receiving negotiated fees in lieu of a commission. Service fee revenue from certain agreements is recognized over time depending on when the services within the contract are satisfied and when the Company has transferred control of the related services to the customer.
Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.
Cash Equivalents
The Company considers all highly liquid short-term instruments with original maturities of three months or less to be cash equivalents.
Restricted Cash
Restricted cash includes amounts that are legally restricted as to use or withdrawal. Restricted cash represents cash collected from customers that is payable to insurance companies and for which segregation of this cash is required by contract with the relevant insurance company providing coverage or by law within the state.
Premiums, Commissions and Fees Receivable, Net
In its capacity as an insurance agent or broker, the Company typically collects premiums from clients, and after deducting its authorized commissions, remits the net premiums to the appropriate insurance carriers. Premiums receivable reflect these amounts due from clients.
In direct bill situations, the insurance carriers collect the premiums directly from clients and remit the applicable commissions to the Company. Commissions receivable reflect these amounts due from insurance carriers and amounts due from insurance carriers for profit-sharing commissions.
The Company may charge fees in lieu of commissions for providing services to clients. Fees receivable reflect these amounts due from insurance carriers.
Premiums, commissions and fees receivable are reported net of allowances for estimated policy cancellations. The allowance for estimated policy cancellations was $58,000 at December 31, 2019 which represents a reserve for future reversals in commission and fee revenues related to the potential cancellation of client insurance policies that were in force as of each year end.

Notes to Financial Statements

The allowance for doubtful accounts was $17,000 at December 31, 2019. The allowance for doubtful accounts is based on management’s estimate of the amount of receivables that will actually be collected. Accounts are charged to the allowance as they are deemed uncollectible based upon a periodic review of the accounts.
Property and Equipment, Net
Property and equipment is stated at cost. For financial reporting purposes, depreciation of property and equipment is calculated using the straight-line method and declining balance methods over the estimated useful lives of the assets. Leasehold improvements are recorded at original cost and are amortized using the straight-line method over their estimated useful lives. Assets leased under capital leases are amortized over the life of the lease.
When assets are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts. The difference between the net book value of the assets and proceeds from disposal is recognized as a gain or loss on disposal, which is included in the statement of operations. Routine maintenance and repairs are charged to expense as incurred, while costs of improvements and renewals are capitalized.
Property and equipment is evaluated for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An asset is considered to be impaired when the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition does not exceed its carrying amount. The amount of the impairment loss, if any, is measured as the amount by which the carrying value of the asset exceeds its fair value. The Company did not incur any impairment losses during the year ended December 31, 2019.
Intangible Assets, Net
The Company's intangible assets consist of purchased books of business. Intangible assets are stated at cost, less accumulated amortization. These assets are being amortized over their estimated useful lives of five years using the straight-line method. The Company reviews its intangible assets for impairment whenever an event occurs that indicates the carrying amount of an asset may not be recoverable. No impairment was recorded for the year ended December 31, 2019.
Goodwill
Goodwill represents the excess of the purchase price over the fair value of identifiable assets acquired and liabilities assumed when a business is acquired. Goodwill is not amortized, but is subject to an impairment assessment on an annual basis or whenever indicators of impairment are present. The Company performs a qualitative assessment to determine whether a quantitative impairment test is necessary. In a quantitative assessment, the Company compares the fair value of each reporting unit with its carrying amount to determine if there is potential impairment of goodwill. If the carrying value of a reporting unit is greater than the fair value, an impairment charge is recorded for the amount that the carrying amount of the reporting unit, including goodwill, exceeds its fair value, limited to the amount of goodwill of the reporting unit.
Premiums Payable to Insurance Companies
In agency bill situations, the Company receives the full policy premium from the insured party. The Company retains its commission and remits the net amount to the insurance carrier. Premiums payable represent these amounts due to insurance carriers.
Producer Commissions Payable
The Company shares commissions with other agents or brokers who have acted jointly with the Company in a transaction. Commissions shared with downstream agents or brokers are recorded in commissions, employee compensation and benefits in the statement of operations. The Company records commissions due to agents and brokers as producer commissions payable on the balance sheet.

Notes to Financial Statements

Income Taxes
Deferred income taxes are provided using the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of the changes in tax laws and rates on the date of enactment.
The Company follows ASC Topic 740, Income Taxes. A component of this standard prescribes a recognition and measurement threshold of uncertain tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. Management has evaluated the Company’s tax positions and concluded that the Company has taken no uncertain tax positions that require adjustment to the financial statements to comply with the provisions of this guidance.
Advertising Expense
The Company expenses advertising costs as they are incurred. Advertising expense was $192,000 for the year ended December 31, 2019, which is included in operating expenses in the statement of operations.
Fair Value of Financial Instruments
The carrying amounts of the Company’s financial assets and liabilities, including cash and cash equivalents, premiums, commissions and fees receivable, premiums payable to insurance companies, producer commissions payable and accrued expenses and other current liabilities approximate their fair values because of the short maturity and liquidity of these instruments.
The fair value of the Company's long-term debt is based on an estimate using a discounted cash flow analysis based on current borrowing rates for similar types of borrowing arrangements. The fair value of the long-term debt was approximately $1.8 million at December 31, 2019 compared to a carrying value of $1.3 million.
Concentrations of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company manages this risk using high credit worthy financial institutions. Interest-bearing accounts and noninterest-bearing accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. Deposits exceeded amounts insured by the FDIC at December 31, 2019. The Company has not experienced any losses from its deposits.
Statement of Comprehensive Income
No statement of comprehensive income has been presented as the Company has no items of other comprehensive income.

Notes to Financial Statements

3. Asset Acquisitions
During 2019, the Company completed the acquisition of certain assets of a company, which included a customer list. The Company accounted for the acquisition as an asset acquisitions under ASC 805, Business Combinations, as the gross value of the assets acquired meets the screen test in ASC 805-10-5A as related to substantially all of the fair value being concentrated in a single asset or group of assets (i.e. customer lists) and, thus, are not considered businesses. The aggregate purchase price of the acquisition was $159,000, which included $83,000 of cash consideration paid and $76,000 of contingent consideration liability at fair value. The total consideration was allocated to the customer list acquired. The aggregate purchase price is an estimation of the fair value of contingent consideration obligations associated with the potential earnout provision, which is based on future revenues. The contingent consideration is measured at fair value of the acquisition date and any subsequent changes in the fair value of the contingent earnout liability will be recorded in other income (expense) in the consolidated statement of operations. Acquisition-related costs incurred in connection with the asset acquisition are recorded in operating expenses in the consolidated statement of operations.
4. Revenue
The following table disaggregates commissions and fees revenue by major source (in thousands):

For the Year Ended December 31, 2019

Direct bill revenue (1)	$25,736
Agency bill revenue (2)	16,927
Profit-sharing revenue (3)	4,221
Service fee revenue (4)	2,385
Total commissions and fees	$49,269
__________
(1)    Direct bill revenue represents commission revenue earned by facilitating the arrangement between individuals or businesses and insurance carriers by providing insurance placement services to clients with insurance carriers, primarily for private risk management, commercial risk management and employee benefits insurance types.
(2)    Agency bill revenue represents commissions earned through the distribution of insurance products to consumers using a network of agents and brokers on behalf of various insurance carriers. The Company acts as an agent on behalf of the insured for the term of the insurance policy.
(3)    Profit-sharing revenue represents bonus-type revenue that is earned by the Company as a sales incentive provided by certain insurance carriers.
(4)    Service fee revenue represents negotiated fees charged in lieu of a commission for providing agent related services to clients on behalf of insurance carriers.
The application of Topic 606 requires the use of management judgment. The following are the areas of most significant judgment as it relates to Topic 606:
•The Company considers the policyholders as representative of its customers.
•The Company recognizes separately contracted commissions revenue at the effective date of insurance placement and considers any ongoing interaction with the customer to be immaterial in the context of the contract.
•Variable consideration includes estimates of direct bill commissions and a reserve for policy cancellations.
•Due to the relatively short time period between the information gathering phase and binding insurance coverage, the Company has determined that costs to fulfill contracts are not significant. Therefore, costs to fulfill a contract are expensed as incurred.

Notes to Financial Statements

Contract Assets and Liabilities
Contract assets arise when the Company recognizes revenue for amounts which have not yet been billed and contract liabilities relate to payments received in advance of performance under the contract before the transfer of a good or service to the customer. The Company had $13.6 million of contract assets at December 31, 2019, which are included in premiums, commissions and fees receivable, net on the balance sheet. The Company had $9.2 million of contract liabilities at December 31, 2019, of which $4.6 million are included in premiums payable to insurance companies, $2.2 million are included in accrued expenses and other current liabilities, and $2.4 million are included in producer commissions payable, on the balance sheet.
Deferred Commission Expense
The Company pays an incremental amount of compensation in the form of producer commissions on new business. In accordance with ASC Topic 340, Other Assets and Deferred Costs, these incremental costs are deferred and amortized over five years, which represents management’s estimate of the average benefit period. Deferred commission expense represents employee commissions that are capitalized and not yet expensed.
The table below provides a rollforward of deferred commission expense (in thousands):

For the Year Ended December 31, 2019
(in thousands)
Balance at beginning of year	$908
Cost capitalized	427
Amortization	(362)
Balance at end of year	$973
5. Property and Equipment, Net
Property and equipment, net consists of the following (in thousands):

December 31, 2019

Computer equipment	$1,313
Office furniture and fixtures	1,224
Tenant improvement allowance	1,114
Leasehold improvements	867
Total property and equipment	4,518
Less: accumulated depreciation	(2,668)
Property and equipment, net	$1,850
Depreciation expense recorded for property and equipment was $406,000 for the year ended December 31, 2019.

Notes to Financial Statements

6. Intangible Assets, Net and Goodwill
The Company recognizes certain separately identifiable intangible assets acquired in connection with business combinations and asset acquisitions.
Customer lists, net consists of the following (in thousands):

December 31, 2019
Customer list	$3,119
Less: accumulated amortization	(2,062)
Net carrying value	$1,057

Goodwill	$1,005
Amortization expense recorded for customer lists was $259,000 for the year ended December 31, 2019.
Future annual estimated amortization expense over the next five years for customer lists is as follows (in thousands):

Year Ending December 31,	Amount
2020	$265
2021	96
2022	87
2023	79
2024	72
7. Line of Credit
The Company maintains a $3,000,000 line of credit with a commercial bank. The line of credit has an indefinite maturity date and is due upon demand of the bank. Interest is payable monthly at the one-month London Interbank Borrowing Rate (“LIBOR”) plus 2.00% and rounded up to the nearest 0.125% (3.875% at December 31, 2019). The line of credit is secured by the personal assets of the stockholders. The Company had no outstanding borrowings on the line of credit as of December 31, 2019.

Notes to Financial Statements

8. Long-Term Debt
Long-term debt consists of the following (in thousands):

December 31, 2019

$1,500,000 term loan payable to Middleburg Bank, payable in monthly installments of principal and interest at the prime rate plus 1.0% (5.75% at December 31, 2019) of $17,857 through December 2021	$428
$1,200,000 term loan payable to Middleburg Bank, payable in monthly installments of principal and interest at the prime rate plus 1.0% (5.75% at December 31, 2019) of $12,500 through October 2020	125
$818,000 term loan payable to former shareholder, payable in monthly installments of principal and interest at the prime rate adjusted annually (4.75% at December 31, 2019) through May 2024	295
Term loan payable to former shareholder, payable in annual installments of interest, with the principal due in August 2022	337
Capital lease obligations, payable in monthly installments of principal and interest through December 2024	163
Total long-term debt	1,348
Less current maturities	446
Long-term debt, less current maturities	$902
The Company recorded interest expense on long-term debt of $97,000 for the year ended December 31, 2019.
The expected maturities of long-term debt as of December 31, 2019 are as follows (in thousands):

Year Ending December 31,	Amount
2020	$446
2021	332
2022	435
2023	81
2024	54
Total	$1,348

Notes to Financial Statements

9. Notes Receivable from Stockholders
Notes receivable from stockholders consists of the following notes related to the purchase of common stock (in thousands):

At December 31, 2019
On June 24, 2015 the Corporation sold shares of common stock to various stockholders by issuance of notes receivable, with interest at 4.25% adjusted to Wall Street Journal prime plus 1% annually until paid. Interest and principal payments are due annually. Shares are collateral for the note. The balance is due March 20, 2022.	$358
On October 1, 2019, the Corporation sold shares of common stock to various stockholders by issuance of notes receivable, with interest at 6.50% adjusted to Wall Street Journal Prime plus 1% annually until paid. Interest and principal payments are due annually. Shares are collateral for the note. The balance is due September 30, 2023.	160
On October 1, 2018, the Corporation sold shares of common stock to various stockholders by issuance of notes receivable, with interest at 6.00% adjusted to Wall Street Journal prime plus 1% annually until paid. Interest and principal payments are due annually. Shares are collateral for the note. The balance is due September 30, 2022.	119
On November 30, 2017, the Corporation sold shares of common stock to various stockholders by issuance of notes receivable, with interest at 5.25% adjusted to Wall Street Journal Prime plus 1% annually until paid. Interest and principal payments are due annually. Shares are collateral for the note. The balance is due November 30, 2021	40
On October 1, 2015, the Corporation sold shares of common stock to various stockholders by issuance of notes receivable, with interest at 4.25% adjusted to Wall Street Journal Prime plus 1% annually until paid. Interest and principal payments are due annually. Shares are collateral for the note. The balance was due October 1, 2019.	20
Total notes receivable from stockholders	$697
Interest income related to notes receivable from stockholders is included in other income in the statement of operations.
10. Related Party Transactions
Debt Guarantee of Stockholders
In 2018, certain stockholders of the company obtained unsecured financing from a commercial bank in order to purchase stock of the Company. The Company agreed to guarantee the debt on behalf of stockholders. The total amount guaranteed is approximately $4,213,000. The debt matures in March 2029. The Company can be required to perform on the guarantee only in the event of nonpayment of the debt by the stockholders. Management evaluates the Company’s exposure to loss at each balance sheet date and provides accruals for such as deemed necessary. No accruals were deemed necessary at December 31, 2019. This guarantee was relieved in connection with the change in control discussed in Note 16.
Related Party Rent Expense
The Company leases office space from a limited liability company owned by current and former stockholders. Total rent expense incurred with respect to related parties was $748,000 for the year ended December 31, 2019.
11. Retirement Plan
The Company has a 401(k) plan (the “401(k) Plan”) that covers substantially all employees. Employees are eligible to participate in the 401(k) Plan once they attain the age of 21. Employees may elect to make deferrals of their compensation up to the maximum deferral of compensation as defined by law. There were no employer contributions to the 401(k) Plan for the year ended December 31, 2019.

Notes to Financial Statements

12. Employee Stock Ownership Plan
The Company sponsors an Employee Stock Ownership Plan (the “ESOP”). The purpose of the ESOP is to enable full-time employees to acquire stock ownership in the Company. Employees are eligible to participate in the Plan if they are at least 21 years of age, have been employed by the Company for at least 12 months, and have worked a minimum of 1,000 hours. The Company makes annual contributions to the ESOP. The ESOP held 188,708 shares of the Company stock at December 31, 2019.
In the event a terminated ESOP participant desires to sell his or her shares of the Company’s common stock, or for certain employees who elect to diversify their account balances, the Company may be required to repurchase the shares from the participant at fair market value. The Company redeemed 3,004 shares from terminated participants for $200,000 in the year ended December 31, 2019.
The ESOP transactions consisted of the following (in thousands):

At December 31, 2019
Cash Contributions made into the ESOP	$866
Accrued contributions to ESOP plan	434
Terminated participant shares released by ESOP	(200)
Shares sold back to company	200
Total ESOP expense	$1,300
13. Share-Based Compensation
Phantom Stock
In 2004, the Company established the Armfield, Harrison & Thomas, Inc. Phantom Stock Allocation and Performance Appreciation Plan (the “Phantom Plan”), which is a deferred compensation plan used to award initial share values to participants at no cost. The phantom stock performance is tracked annually to determine the performance appreciation, calculated as the accumulated changes in the value of the Company’s stock. Shares issued under the Phantom Plan vest upon the occurrence of an event, limited to a change in control, death, disability, or normal retirement. Phantom Plan compensation expense for the year ended December 31, 2019 was $26,000. No shares were awarded or forfeited during this period. However, subsequent to September 30, 2020 all outstanding shares vested on December 1, 2020 due to the change in control discussed in Note 16. The deferred compensation liability as of the year ended December 31, 2019 totaled $282,000.
Stock Appreciation Rights
In 2019, the Company established a Stock Appreciation Rights Plan (the “SAR Plan”), to grant non-equity incentive awards in the form of stock appreciation rights (“SARs”) to a select group of management and key employees. A total of 10,000 shares of SARs have been reserved for issuance under the SAR Plan. Issued SARs may be fully or partially vested or unvested upon issuance as provided in each Participant’s Rights Agreement. Service periods are also explicitly stated in each Participant’s Rights Agreement and compensation costs are based on these specifically established terms. At December 31, 2019, the Company had 8,025 of rights available for granting of SARs under the SAR Plan. SARs share-based compensation expense for the year ended December 31, 2019 was zero. The number of shares awarded during 2019 was 7,900 and no shares were vested for forfeited during 2019.

Notes to Financial Statements

14. Income Taxes
Net deferred tax assets and liabilities consists of the following components (in thousands):

At December 31, 2019
Deferred tax assets:
Goodwill	$13
Deferred compensation	73
Allowance for accounts receivable	5
Chargeback reserve	15
Accrued vacation	61
Straight-line rent	374
Total deferred tax assets	$541
Deferred tax liabilities:
Property and equipment	$(229)
ASC 606 adjustment	(1,278)
Deferred contract cost	(250)
Total deferred tax liabilities	(1,757)
Net deferred tax liability	$(1,216)
The provision for income taxes charged to operations for the year ended December 31, 2019 consists of the following (in thousands):

For the Year Ended December 31, 2019
Current tax expense	$621
Deferred tax benefit	(489)
Income tax provision	$132
The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate to pretax income due to applicable state income tax rates, nondeductible expense, and changes in tax rates. The Company recognizes deferred tax assets on deductible temporary differences, and deferred tax liabilities on taxable temporary differences. Temporary differences are the differences between the reported amount of assets and liabilities and their tax bases. As those differences reverse, they will enter into the determination of future taxable income included in the tax return. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.
15. Commitment and Contingencies
Legal
The Company is involved in various claims and legal actions arising in the ordinary course of business. In the opinion of management, the ultimate disposition of these matters will not have a material adverse effect on the Company’s financial position, results of operations or liquidity.
Lease Obligations
The Company leases office space under several noncancelable operating leases that expire through February 2028. The lease agreements call for monthly base rental payments of between $2,000 and $52,000. Additional space is leased on a month-to-month basis.

Notes to Financial Statements

In addition to base rent, many of the lease agreements require the Company to pay amounts that represent additional occupancy costs such as utilities and common area maintenance. These additional amounts are included in rent expense. Total rent expense was $1.9 million for the year ended December 31, 2019.
Approximate future minimum payments under the operating lease agreements are as follows (in thousands):

Year Ending December 31,	Amount
2020	$1,623
2021	1,683
2022	1,720
2023	1,768
2024	1,817
Thereafter	8,340
$16,951
16. Subsequent Events
On March 11, 2020, the World Health Organization declared the outbreak of a coronavirus ("COVID-19") pandemic. The resulting restrictions on travel and quarantines imposed have had a negative impact on the U.S. economy and business activity globally, the full impact of which is not yet known and may result in an adverse impact to the Company’s operating results. The resulting forced closures and resulting decrease in economic activity would negatively impact the Company’s business as it impacts our client base. The depth and duration of the impact is currently still uncertain. Should the closures continue for an extended period of time or should the effects of the coronavirus continue to spread or recur, the effects could have material adverse results on the Company’s financial position, results of operations and cash flows.
Due to this uncertainty, the Company applied for and received a loan under Payroll Protection from the Small Business Administration (“SBA”) as authorized by the Coronavirus Aid, Relief and Economic Security (“CARES”) act of 2020. The loan was for $4.2 million with interest charged at 1.00% and maturity in April 2022. Some or all of the loan may be forgiven provided the Company uses the proceeds to keep employees employed and paid and for other purposes allowed by the SBA. The Company intends to use the funds to pay employees and expects a significant portion of this loan to be forgiven.
Effective July 1, 2020, the Company purchased certain assets and intellectual and intangible rights and assumed certain liabilities of Mason & Mason Technology Insurance Services Inc. (“M&M”) and its principals for consideration consisting of $8.8 million of cash, $2.4 million of equity interest at fair value and $2.3 million of contingent earnout consideration at fair value. The Company has not yet completed its evaluation and determination of consideration paid, certain assets and liabilities acquired, or treatment of this transaction as either a business combination or asset acquisition in accordance with Topic 805.
Effective October 1, 2020, the Company purchased certain tangible and intangible assets of Sean Flaherty, sole proprietor. The Company has not yet completed its evaluation and determination of consideration paid or certain assets acquired of this transaction as either a business combination or asset acquisition in accordance with Topic 805.
Effective November 5, 2020, the Company purchased certain account assets of Mark Edward Partners LLC. The Company has not yet completed its evaluation and determination of consideration paid or certain assets acquired of this transaction as either a business combination or asset acquisition in accordance with Topic 805.

Notes to Financial Statements

On December 1, 2020, the Company sold its outstanding equity interests pursuant to a stock purchase agreement with an unrelated third party for consideration consisting of $197.3 million of cash and consideration payable, 784,222 shares of the purchaser's Class A common stock and maximum potential contingent earnout consideration of $107.0 million based upon the achievement of certain post-closing revenue focused performance measures. As part of the closing transaction, the Company's long-term debt obligations were repaid in full. The transaction resulted in a change in control.
The Company has evaluated events and transactions for potential recognition or disclosure through December 7, 2020, which is the date the financial statements were available to be issued.